UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

Claire’s Stores, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-8899, 333-148108, 333-175171	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois	60192
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 765-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 8, 2012, James G. Conroy, Chief Operating Officer and Interim Co-Chief Executive Officer of Claire’s Stores, Inc. (the “Company”), resigned from employment with the Company, effective immediately. In connection with his resignation, Mr. Conroy will be entitled to the benefits provided for under his Employment Agreement with the Company dated December 13, 2007, as amended, in the case of a termination without cause. A copy of the Company’s press release announcing Mr. Conroy’s resignation is filed as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

(c) Effective June 18, 2012 (the “Effective Date”), the Company appointed James D. Fielding to serve as its Chief Executive Officer. A press release issued by the Company on June 6, 2012 announcing this appointment is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Mr. Fielding, age 47, has served as President of Disney Stores Worldwide at Disney Consumer Products, Inc. since May 2008. In this role, Mr. Fielding was responsible for all global operations of the 360 Disney stores in twelve countries, as well as the DisneyStore.com business in five countries. Mr. Fielding previously served as Executive Vice President Retail Sales and Marketing of Disney Consumer Products, Inc. from September 2005 until May 2008. Prior to this role, Mr. Fielding served in several positions with Disney Stores. Prior to joining Disney Stores, Mr. Fielding spent over ten years in merchandising and marketing roles with Land’s End Inc., The J. Peterman Company, The Gap Inc. and Dayton Hudson.

In connection with his employment with the Company, the Company and Mr. Fielding entered into an Employment Agreement dated May 31, 2012 (the “Employment Agreement”), to be effective June 18, 2012. Pursuant to the terms thereof, Mr. Fielding will receive an annual base salary of $900,000 and an annual target bonus of 100% of his base salary. The actual amount of the bonus will depend upon the achievement of certain annual performance objectives, but for the first year of employment, will be no less than 100% of base salary paid to Mr. Fielding during Fiscal 2012. Mr. Fielding will also receive a signing bonus of $500,000, subject to repayment to the Company if the Company terminates Mr. Fielding’s employment for cause or Mr. Fielding terminates his employment without good reason prior to June 18, 2013 (repayment in full) or June 18, 2014 (repayment of $250,000). Mr. Fielding will also receive a time option to purchase 500,000 shares of common stock of Claire’s Inc. (“Parent”) at an exercise price of $10.00 per share and a performance option to purchase 500,000 shares of common stock of Parent at an exercise price of $10.00 per share. The time option will vest and become exercisable in four annual installments commencing June 18, 2013 (subject to acceleration on a change in control). The performance option will vest in two annual installments (subject to acceleration on a change in control if performance target achieved prior to or concurrent with the change in control) commencing on the date the common stock of Parent reaches a value of $25.00 per share (as measured on or after an IPO, or a sale of more than 25% of the common stock).

In addition, on or promptly after the Effective Date, Mr. Fielding shall purchase 30,000 shares of common stock of Parent at a purchase price of $10.00 per share and, as soon as practicable thereafter, shall purchase an additional 20,000 shares of common stock of Parent at a purchase price of $10.00 per share, and in return for such investment will receive an option to purchase an equal number of shares of common stock of Parent at an exercise price of $10.00 per share. The option granted in connection with Mr. Fielding’s investment will be fully vested and immediately exercisable.

All option grants mentioned above will be nonqualified options granted under the Claire’s Inc. Amended and Restated Incentive Plan (the “Plan”), and all shares issued to Mr. Fielding will be generally subject to the restrictions set forth in the Plan. The description of the terms of the option grants is only a summary, and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 filed with the Securities and Exchange Commission (the “SEC”), and the Option Grant Letter, a copy of which is attached as Exhibit B to the Employment Agreement attached to this Form 8-K as Exhibit 10.1. Mr. Fielding is also entitled to expense reimbursement and other customary employee benefits, as well as relocation and temporary housing expenses.

In the event his employment is terminated by the Company without cause or by Mr. Fielding for good reason, Mr. Fielding would also be entitled to receive a severance payment equal to 18 months of his base salary and a prorated share of the annual bonus that he would have been entitled to receive had he worked the full year in which the termination occurred, based on the actual performance of the Company for such year. Mr. Fielding is also subject to customary restrictive covenants, such as non-competition, non-solicitation and non-disclosure, during his employment and for the greater of the period during which Mr. Fielding receives severance payments or a period of 12 months following the termination of his employment.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete copy of such agreement that is attached to this Form 8-K as Exhibit 10.1, including the Option Grant Letter attached as Exhibit B thereto, and incorporated by reference herein.

Mr. Fielding is not party to any transactions with the Company required to be disclosed by Item 404(a) of Regulation S-K.

Upon the Effective Date, the Company’s Interim Office of the Chief Executive Officer, which had been comprised of James G. Conroy, Chief Operating Officer of Claire’s Stores, who resigned on June 8, 2012, and Jay Friedman, President of Claire’s North American Division, will be disbanded, and Mr. Fielding will serve as the principal executive officer of the Company. As of the Effective Date, Mr. Friedman will receive his annual salary of $600,000 for serving as the President of Claire’s North American Division provided for in his Employment Agreement dated January 3, 2011, and will no longer receive the additional compensation payable for his services as Interim Co-Chief Executive Officer.

(d) In addition, the Company’s Board of Directors has elected Mr. Fielding as a director, effective as of the Effective Date. The Board of Directors believes that Mr. Fielding will bring extensive experience in the retail sector to his position as a director.

The information set forth under Item 5.02(c) above is incorporated by reference herein.

(e) The information regarding Mr. Fielding’s Employment Agreement set forth under Item 5.02(c) above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement dated May 31, 2012 by and between Claire’s Stores, Inc. and James D. Fielding

Exhibit 99.1	Press Release dated June 6, 2012

Exhibit 99.2	Press Release dated June 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: June 11, 2012	By:	/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer

Exhibit List

Exhibit 10.1	Employment Agreement dated May 31, 2012 by and between Claire’s Stores, Inc. and James D. Fielding

Exhibit 99.1	Press Release dated June 6, 2012

Exhibit 99.2	Press Release dated June 11, 2012

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